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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    June 11, 2002



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                          0-30900                    54-1983517
(State or other               (Commission File              (IRS Employer
jurisdiction of                   Number)                 Identification No.)
incorporation)



11111 SUNSET HILLS ROAD, RESTON, VIRGINIA                             20190
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: 703-547-2000




          (Former name or former address, if changed from last report)


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Item 3.  Bankruptcy or Receivership.

              On June 17, 2002, XO Communications, Inc. filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the "Petition").

              A copy of the press release of the Company announcing the filing of the Petition is attached hereto as attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.  Other Events

              On June 11, 2002, at the request of institutions holding a majority in principal amount of its senior secured debt, the Company entered into an amendment of its credit and guaranty agreement (the "Amendment") that now requires majority senior lender consent to any transfers of senior secured debt, including both assignments and participations, for up to 90 days. The senior secured lenders requested the Company's consent to the Amendment in connection with obtaining their support to the Company's proposed restructuring. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   Exhibits.  XO Communications, Inc.

     10.1       Amendment to Credit and Guaranty Agreement, dated June 11, 2002.

     99.1       Press Release of June 17, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                XO COMMUNICATIONS, INC.

                                By:/s/ GARY D. BEGEMAN
                                   -----------------------------------------
                                   Name:  Gary D. Begeman
                                   Title: Senior Vice President, General Counsel
                                             and Secretary



June 17, 2001




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                                  EXHIBIT INDEX


  EXHIBIT NO.            DESCRIPTION
  -----------            -----------

     10.1       Amendment to Credit and Guaranty Agreement, dated June 11, 2002.

     99.1       Press Release of June 17, 2002.